SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2003

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On September 5, 2003 the Registrant issued the attached press release announcing that Executive Vice President, Rod H. Gallagher, will assume the role of Senior Loan Officer of The Exchange Bank.  Michael W. Pepple, Vice President/Senior Loan Officer, has resigned from his position with The Exchange Bank.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not required.
(b)	Proforma financial information.
Not required.
(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated September 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                               EXCHANGE BANCSHARES, INC.

Date:  September 5, 2003

By:	/s/ JEFFREY A. ROBB
Jeffery A. Robb President and CEO

Exhibit 99.1

FOR IMMEDIATE RELEASE:

Exchange Bancshares, Inc. / The Exchange Bank

Announce Additional Role for Executive Vice President

September 5, 2003 – Jeffery A. Robb, Sr., CPA, President/CEO announced today that  Rod H. Gallagher, Executive Vice President, will assume the role of Senior Loan Officer of The Exchange Bank.  Rod previously has been focusing his efforts on asset quality issues.  Mr. Gallagher has extensive commercial loan experience and a strong commitment to the development of teamwork.  Prior to joining The Exchange Bank, Mr. Gallagher was President and CEO of The First National Bank of McConnelsville, Ohio.

Michael W. Pepple, Vice President/Senior Loan Officer, has resigned from his position with The Exchange Bank.  Mr. Pepple has taken a lender position in Findlay, Ohio, his hometown.  The Exchange Bank family wishes him well in his new endeavors.

Exchange Bancshares, Inc. is a $107 million one-bank holding company located in Luckey, Ohio.  The company’s wholly-owned subsidiary, The Exchange Bank, operates five full service branches in Wood and Lucas counties in northwest Ohio.  Exchange Bancshares, Inc. common stock is listed on the Electronic Bulletin Board under the symbol “EBLO.”  Exchange Bancshares, Inc. and The Exchange Bank are located on the web at www.theexchangebank.com.

CONTACT:

Jeffery A. Robb, Sr., CPA

President / CEO

Exchange Bancshares, Inc. / The Exchange Bank

419-833-1500